EXHIBIT 99.4

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Host Hotels & Resorts, Inc.:

We have audited the accompanying consolidated balance sheets of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule III included as Exhibit 99.7. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Host Hotels & Resorts, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

McLean, Virginia

February 24, 2011 except as to

Notes 6, 10, 16, 18, 19, and 21 which are as of September 13, 2011

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2010 and 2009

(in millions, except per share amounts)

	2010	2009
ASSETS
Property and equipment, net	$10,514	$10,231
Assets held for sale	—	8
Due from managers	45	29
Investments in affiliates	148	153
Deferred financing costs, net	44	49
Furniture, fixtures and equipment replacement fund	152	124
Other	354	266
Restricted cash	41	53
Cash and cash equivalents	1,113	1,642

Total assets	$12,411	$12,555

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt
Senior notes, including $1,156 million and $1,123 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,249	$4,534
Credit facility	58	—
Mortgage debt	1,025	1,217
Other	145	86

Total debt	5,477	5,837
Accounts payable and accrued expenses	208	174
Other	203	194

Total liabilities	5,888	6,205

Non-controlling interests—Host Hotels & Resorts, L.P.	191	139

Host Hotels & Resorts, Inc. stockholders’ equity:
Cumulative redeemable preferred stock (liquidation preference $0 and $100 million, respectively), 50 million shares authorized; 0 and 4 million shares issued and outstanding, respectively	—	97
Common stock, par value $.01, 1,050 million shares authorized; 675.6 million and 646.3 million shares issued and outstanding, respectively	7	6
Additional paid-in capital	7,236	6,875
Accumulated other comprehensive income	25	12
Deficit	(965)	(801)

Total equity of Host Hotels & Resorts, Inc. stockholders	6,303	6,189
Non-controlling interests—other consolidated partnerships	29	22

Total equity	6,332	6,211

Total liabilities, non-controlling interests and equity	$12,411	$12,555

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2010, 2009 and 2008

(in millions, except per common share amounts)

	2010	2009	2008
REVENUES
Rooms	$2,661	$2,484	$3,098
Food and beverage	1,291	1,234	1,545
Other	277	310	346

Total revenues for owned hotels	4,229	4,028	4,989
Other revenues	199	107	119

Total revenues	4,428	4,135	5,108

EXPENSES
Rooms	734	681	760
Food and beverage	965	933	1,130
Other departmental and support expenses	1,151	1,099	1,248
Management fees	171	158	241
Other property-level expenses	488	386	384
Depreciation and amortization	591	613	553
Corporate and other expenses	108	116	58
Gain on insurance settlement	(3)	—	(7)

Total operating costs and expenses	4,205	3,986	4,367

OPERATING PROFIT	223	149	741
Interest income	8	7	20
Interest expense	(384)	(379)	(375)
Net gains on property transactions and other	1	14	2
Gain (loss) on foreign currency transactions and derivatives	(6)	5	1
Equity in losses of affiliates	(1)	(32)	(10)

INCOME (LOSS) BEFORE INCOME TAXES	(159)	(236)	379
Benefit for income taxes	31	39	3

INCOME (LOSS) FROM CONTINUING OPERATIONS	(128)	(197)	382
Income (loss) from discontinued operations, net of tax	(4)	(61)	32

NET INCOME (LOSS)	(132)	(258)	414
Less: Net (income) loss attributable to non-controlling interests	2	6	(19)

NET INCOME (LOSS) ATTRIBUTABLE TO HOST HOTELS & RESORTS, INC.	(130)	(252)	395
Less: Dividends on preferred stock	(4)	(9)	(9)
Issuance costs of redeemed preferred stock	(4)	—	—

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(138)	$(261)	$386

Basic earnings (loss) per common share:
Continuing operations	$(.20)	$(.34)	$.68
Discontinued operations	(.01)	(.11)	.06

Basic earnings (loss) per common share	$(.21)	$(.45)	$.74

Diluted earnings (loss) per common share:
Continuing operations	$(.20)	$(.34)	$.66
Discontinued operations	(.01)	(.11)	.06

Diluted earnings (loss) per common share	$(.21)	$(.45)	$.72

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

AND COMPREHENSIVE INCOME (LOSS)

Years Ended December 31, 2010, 2009 and 2008

(in millions)

			Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Non-controlling Interests of Consolidated Partnerships	Non-controlling Interests of Host Hotels & Resorts, L.P	Comprehensive Income (loss)
Shares Outstanding
Preferred	Common
4.0	522.6	Balance, December 31, 2007	97	5	5,713	(433)	44	28	312
—	—	Net income	—	—	—	395	—	3	16	$414
—	—	Issuance of common OP units	—	—	—	—	—	—	93
—	8.8	Redemptions of limited partner interests for common stock	—	—	92	—	—	—	(92)
—	—	Other changes in ownership	—	—	156	—	—	—	(156)
—	—	Other comprehensive income (loss):
—	—	Foreign currency translation and other comprehensive income of unconsolidated affiliates	—	—	—	—	(45)	—	(1)	(46)
—	—	Change in fair value of derivative instruments	—	—	—	—	6	—	—	6

—	—	Comprehensive income (loss)								$374

—	0.4	Comprehensive stock and employee stock purchase plans	—	—	7	—	—	—	—
—	—	Common stock dividends paid in cash	—	—	—	(338)	—	—	—
—	—	Dividends on preferred stock	—	—	—	(9)	—	—
—	—	Distributions to non-controlling interests of consolidated partnerships	—	—	—	—	—	(7)	(14)
—	(6.5)	Repurchase of common stock	—	—	(100)	—	—	—	—

4.0	525.3	Balance, December 31, 2008	$97	$5	$5,868	$(385)	$5	$24	$158
—	—	Net loss	—	—	—	(252)	—	(1)	(5)	$(258)
—	—	Unrealized loss on common stock	—	—	—	—	(4)	—	—	(4)
—	—	Other changes in ownership	—	—	(19)	—	—	—	19
—	—	Other comprehensive income (loss):
—	—	Foreign currency translation and other comprehensive income of unconsolidated affiliates	—	—	—	—	15	—	—	15
—	—	Change in fair value of derivative instruments	—	—	—	—	(4)	—	—	(4)

—	—	Comprehensive income (loss)								$(251)

—	103.8	Common stock issuances	—	1	766	—	—	—	—
—	.4	Comprehensive stock and employee stock purchase plans	—	—	6	—	—	—	—
—	—	Common stock dividends paid in cash	—	—	—	(16)	—	—	—
—	13.4	Common stock dividends paid in shares	—	—	139	(139)	—	—	—
—	—	Dividends on preferred stock	—	—	—	(9)	—	—	—
—	—	Issuance of 2009 Exchangeable Senior Debentures	—	—	82	—	—	—	—
—	3.4	Redemptions of limited partner interests for common stock	—	—	33	—	—	—	(33)
—	—	Contributions from non- controlling interests of consolidated partnerships	—	—	—	—	—	1	—
—	—	Distributions to non-controlling interests of consolidated partnerships	—	—	—	—	—	(2)	—

4.0	646.3	Balance, December 31, 2009	$97	$6	$6,875	$(801)	$12	$22	$139

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

AND COMPREHENSIVE INCOME (LOSS) (continued)

Years Ended December 31, 2010, 2009 and 2008

(in millions)

Shares Outstanding			Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Non-controlling Interests of Consolidated Partnerships	Non-controlling Interests of Host Hotels & Resorts, L.P	Comprehensive Income (loss)
Preferred	Common
4.0	646.3	Balance, December 31, 2009	$97	$6	$6,875	$(801)	$12	$22	$139
—	—	Net loss	—	—	—	(130)	—	—	(2)	$(132)
—	—	Other changes in ownership	—	—	(69)	—	—	—	69
—	—	Other comprehensive income (loss):
—	—	Foreign currency translation and other comprehensive income of unconsolidated affiliates	—	—	—	—	8	—		8
—	—	Change in fair value of derivative instruments	—	—	—	—	5	—	—	5

—	—	Comprehensive income								$(119)

—	26.9	Common stock issuances	—	1	405	—	—	—	—
—	1.2	Comprehensive stock and employee stock purchase plans	—	—	10	—	—	—	—
—	—	Common stock dividends paid in cash	—	—	—	(26)	—	—	—
—	—	Dividends on preferred stock	—	—	—	(4)	—	—	—
(4.0)	—	Redemption of preferred stock	(97)	—	—	(4)	—	—	—
—	1.2	Redemptions of limited partner interests for common stock	—	—	15	—	—	—	(15)
—	—	Contributions from non- controlling interests of consolidated partnerships	—	—	—	—	—	11	—
—	—	Distributions to non-controlling interests of consolidated partnerships	—	—	—	—	—	(4)	—

—	675.6	Balance, December 31, 2010	$—	$7	$7,236	$(965)	$25	$29	$191

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2010, 2009 and 2008

(in millions)

	2010	2009	2008
OPERATING ACTIVITIES
Net income (loss)	$(132)	$(258)	$414
Adjustments to reconcile to cash provided by operations:
Discontinued operations:
(Gain) loss on dispositions	2	(26)	(24)
Depreciation	2	90	29
Depreciation and amortization	591	613	553
Amortization of deferred financing costs	12	14	12
Amortization of debt premiums/discounts, net	31	31	33
Deferred income taxes	(36)	(38)	(8)
Net gains on property transactions and other	(1)	(14)	(2)
(Gain) loss on foreign currency transactions and derivatives	6	(5)	(1)
Non-cash loss (gain) on extinguishment of debt	1	(5)	(14)
Equity in (earnings) losses of affiliates	1	32	10
Distributions from equity investments	2	1	3
Change in due from managers	(9)	34	41
Change in restricted cash for operating activities	(25)	—	—
Changes in other assets	44	(12)	—
Changes in other liabilities	31	95	(26)

Cash provided by operating activities	520	552	1,020

INVESTING ACTIVITIES
Proceeds from sales of assets, net	12	199	38
Acquisitions	(342)	—	—
Deposits for acquisitions	(38)	—	—
Proceeds from sale of interest in CBM Joint Venture LLC	—	13	—
Deferred sale proceeds received from HPT	17	—	—
Investment in affiliates	(1)	(7)	(77)
Return of capital from investments in affiliates	—	39	—
Purchase of mortgage note on portfolio of hotels	(53)	—	—
Capital expenditures:
Renewals and replacements	(195)	(164)	(374)
Repositionings and other investments	(114)	(176)	(298)
Change in furniture, fixtures & equipment (FF&E) replacement fund	(17)	(6)	3
Change in FF&E replacement funds designated as restricted cash	22	(14)	6
Property insurance proceeds	3	—	—
Other	—	—	(14)

Cash used in investing activities	(706)	(116)	(716)

FINANCING ACTIVITIES
Financing costs	(10)	(20)	(8)
Issuances of debt	500	906	300
Draws on credit facility	56	—	410
Repayment on credit facility	—	(410)	—
Repurchase/redemption of senior notes, including exchangeable debentures	(821)	(139)	(82)
Mortgage debt prepayments and scheduled maturities	(364)	(342)	(245)
Scheduled principal repayments	(13)	(14)	(16)
Common stock issuance	406	767	—
Common stock repurchase	—	—	(100)
Redemption of preferred stock	(101)	—	—
Dividends on common stock	(20)	(42)	(522)
Dividends on preferred stock	(6)	(9)	(9)
Distributions to non-controlling interests	(4)	(3)	(28)
Contributions from non-controlling interests	11	—	—
Change in restricted cash for financing activities	23	4	16

Cash provided by (used in) financing activities	(343)	698	(284)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(529)	1,134	20
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,642	508	488

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,113	$1,642	$508

See Notes to Consolidated Financial Statements.

HOST HOTELS & RESORTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2010, 2009 and 2008

(in millions)

Supplemental schedule of noncash investing and financing activities:

During 2010, 2009 and 2008, Host Inc. issued approximately 1.2 million, 3.4 million and 8.8 million shares of common stock, respectively, upon the conversion of Host L.P. units, or OP units, held by non-controlling interests valued at $15 million, $18 million and $119 million, respectively.

On September 2, 2010, we acquired a 90% controlling interest in the W New York, Union Square hotel through a consolidated joint venture in which we are the controlling member. In conjunction with the acquisition, the joint venture assumed a $115 million mortgage debt with a fair value of $119 million, and other liabilities of $8.5 million.

On July 22, 2010, we acquired a leasehold interest in the Le Méridien Piccadilly in London, England. In conjunction with the acquisition, we assumed a $51 million (£33 million) mortgage loan and recorded a $58 million (£38 million) capital lease obligation.

On December 18, 2009, Host Inc. issued 13.4 million shares of common stock valued at $140 million to its stockholders as part of its special common dividend.

On March 12, 2008, we acquired the remaining limited partnership interests in Pacific Gateway Ltd., a subsidiary partnership of Host L.P., which owns the San Diego Marriott Hotel and Marina, and other economic rights formerly held by our partners, including the right to receive 1.7% of the hotel’s sales, in exchange for 5,575,540 OP Units. The OP units were valued at $93 million based on the closing stock price on such date of Host Inc. of $16.68.

See Notes to Consolidated Financial Statements.